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                                                                   EXHIBIT 11(a)



                                ELECTROSCOPE, INC.


                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                            AND COMMON EQUIVALENT SHARE
                                   (UNAUDITED)




                                                               For the Three Months Ended
                                                             -----------------------------
                                                             September 30,   September 30,
                                                                 1996             1995
                                                             ------------    -------------
NET INCOME (LOSS)                                             $  (371,963)     $  (227,371)
                                                              -----------      -----------
                                                              -----------      -----------

SHARES USED IN SHARE COMPUTATION-
  Common stock shares outstanding (weighted average)            5,295,253        3,700,036


Treasury stock effect of common stock and
  equivalents issued within one year of the public
  offering at prices less than the public offering price            -               74,352
                                                              -----------      -----------
        Shares used in computation                              5,295,253        3,774,388
                                                              -----------      -----------
                                                              -----------      -----------

NET INCOME (LOSS) PER COMMON SHARE AND
  COMMON EQUIVALENT SHARE                                          $(0.07)          $(0.06)
                                                              -----------      -----------
                                                              -----------      -----------



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